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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


The Board of Directors
GE Financial Assurance Holdings, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-40159) on Form S-3 of GE Financial Assurance Holdings, Inc. of our reports dated January 21, 2000, except for note 18 which is dated March 1, 2000, relating to the consolidated balance sheets of GE Financial Assurance Holdings, Inc. and subsidiaries as of December 31, 1999, and 1998, and the related consolidated statements of earnings, shareholder's interest, and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which reports appear in the December 31, 1999, annual report on Form 10-K of GE Financial Assurance Holdings, Inc. Our reports refer to a change in the Company's method of accounting for insurance-related assessments in 1999.


                                 /s/ KPMG LLP


Richmond, Virginia
March 20, 2000



























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